Exhibit 13

145 WESTPAC GROUP 2021 ANNUAL REPORT Exhibit 13 Exhibit 13 SECTION 906 CERTIFICATIONS Pursuant to 18 U.S.C. § 1350 I, Peter Francis King, certify that the Annual Report on Form 20-F for the year ended 30 September 2021 of Westpac Banking Corporation (the “issuer”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer. Date: 31 October 2021 /s/ Peter Francis King Peter Francis King Managing Director and Chief Executive Officer I, Michael Rowland, certify that the Annual Report on Form 20-F for the year ended 30 September 2021 of Westpac Banking Corporation (the “issuer”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer. Date: 31 October 2021 /s/ Michael Rowland Michael Rowland Chief Financial Officer